UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2005

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 22, 2005, at the Banc of America 35th Annual Investment Conference, Ivan G. Seidenberg, Chairman and Chief Executive Officer of Verizon Communications Inc. (Verizon), gave a presentation concerning industry issues and opportunities, and Verizon’s growth and other initiatives. Mr. Seidenberg stated that Verizon expects full-year 2005 consolidated operating revenues to increase in the range of 5 to 6 percent, compared with 2004 results. Verizon had not previously issued revenue guidance for this year. He also reiterated current capital spending guidance for 2005. In July, the company announced that it anticipated 2005 capital spending would increase approximately 15 percent over 2004 expenditures of $13.3 billion. Verizon expects that the increase in capital spending in 2006, excluding post-merger MCI spending, will be significantly less than the increase in 2005. Assuming that level of capital spending in 2006 and subject to the company’s continual assessment of its capital structure, Verizon’s debt levels, excluding post-merger MCI debt, should continue to improve.

Mr. Seidenberg reviewed several elements of a broad business model of the company’s broadband fiber-to-the-premises initiative, known as FiOS. The company estimates that by 2009 its broadband data product will achieve a market penetration rate of approximately 30% and its broadband video penetration rate will be approximately 20% to 25%. Mr. Seidenberg also stated that the company expects the deployment of its fiber-to-the-premises network to result in long-term productivity savings approaching 40% or better.

###

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; a significant change in the timing of, or the imposition of any government conditions to, the closing of our business combination transaction with MCI, Inc., if consummated; actual and contingent liabilities in connection with the MCI transaction; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the MCI transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: September 28, 2005	/s/ David H. Benson
David H. Benson
Senior Vice President and Controller